Testing the Waters Materials Related to Series #03RONALDO

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#03RONALDO

'03 PANINI CRISTIANO RONALDO ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!


CRISTIANO RONALDO

CURRENT VALUE: $175,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#03RONALDO

'03 PANINI CRISTIANO RONALDO ROOKIE CARD

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$8.75
Number of Shares	20,000
Initial Offering Market Cap.	$175,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Soccer
Professional League	Primeira Liga
Player	Cristiano Ronaldo
50 Day Moving Average	N/A
Team	Sporting CP
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	Panini
Rarity	1 of 38 (PSA 10)
Number in Set	#137
Authentication	PSA

PSA Certification #24013180

According to the PSA database, the requested certification number is defined as the following:

ITEM INFORMATION

Certification Number	24013180
Reverse Cert Number/Barcode	No
Year	2002
Brand	PANINI SPORTS MEGA CRAQUES
Sport	SOCCER CARDS
Card Number	137
Player	CRISTIANO RONALDO
Variety/Pedigree	MEGA CRAQUES
Grade	GEM MT 10

DESCRIPTION OF SERIES 2003 CRISTIANO RONALDO ROOKIE CARD

Investment Overview

- Upon completion of the Series #03RONALDO Offering, Series #03RONALDO will purchase a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10 for Series #03RONALDO (The "Series 2003 Cristiano Ronaldo Rookie Card" or the "Underlying Asset" with respect to Series #03RONALDO, as applicable), the specifications of which are set forth below.
- The Panini Group was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.
- Cristiano Ronaldo is a professional soccer player who is widely considered one of the greatest players of all time. During his 19-season career, Ronaldo has won 5 Ballon d'Or titles, 5 Champions League titles, 3 UEFA Men's Player of the Year awards, 2 Premier League Player of the Season awards, and has been named The Best FIFA Men's Player 3 times.
- The Underlying Asset is a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10.

Asset Description

Overview & Authentication

- Cristiano Ronaldo was born on February 5. 1985, in Funchal, Portugal.
- Ronaldo signed a contract with Manchester United in 2003 for over $14 million, the most expensive deal for a teenager at the time.
- Ronaldo scored in the 2004 FA Cup Final, leading Manchester United to victory.
- Real Madrid paid Manchester United a record fee of $131 million to sign Ronaldo in 2009.
- Juventus paid a transfer fee of $140 million to acquire Ronaldo in 2018.
- In February 2021, Ronaldo became the first person in history to accumulate 500 million followers across Facebook, Instagram, and Twitter.
- In 2020, Ronaldo became the first active "team-sport athlete" to surpass $1 billion in career earnings.
- In June 2021, Forbes named Ronaldo the world's third highest-paid athlete.
- According to Cardboard Connection, the 2003 Panini #137 Cristiano Ronaldo Rookie Card is considered by most collectors to be "the true Cristiano Ronaldo rookie card."
- The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 24013180.

Notable Features

- The Underlying Asset is a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10.
- The Underlying Asset is 1 of 38 2003 Panini #137 Cristiano Ronaldo Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

Details

Series 2003 Cristiano Ronaldo Rookie Card	
Sport	Soccer
Professional League	Primeira Liga
Player / Number	Cristiano Ronaldo
Team	Sporting CP
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	Panini
Rarity	1 of 38 (PSA 10)
Number in Set	#137
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	24013180

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 Cristiano Ronaldo Rookie Card going forward.

#03RONALDO | $175K

COMPARABLE ASSET VALUE



ASSET VALUE

+6852.2%

TRANSACTIONS

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#03RONALDO

'03 PANINI CRISTIANO RONALDO ROOKIE CARD

For nearly two decades, Cristiano Ronaldo has been one of the most iconic athletes in the world. With five Ballon d'Or awards and a record-breaking 134 goals in the Champions League, Ronaldo's illustrious career has put him in the conversation of the all-time greats. Ronaldo's talents also carried him off the pitch — making him the third highest-paid athlete in 2021 according to Forbes. #03RONALDO is a 2003 Panini Mega Craques Cristiano Ronaldo Rookie Card graded PSA 10. At its perfect condition grade, #03RONALDO is a Gem Mint example of Ronaldo's true Rookie Card.

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“Ronaldo's brilliance comes from his ability to do everything an attacking player can possibly do on a soccer field.”

BUSINESS INSIDER

May 2014

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#03RONALDO | *Visuals*

#03RONALDO features a teenage Ronaldo wearing the jersey of his first professional club, Sporting CP.

LAUNCH GALLERY ›

#03RONALDO | *Timeline*

Feb. 1985	Cristiano Ronaldo is born in Funchal, Portugal.
Jan. 2003	Panini releases the 2003 Mega Craques set. #03RONALDO is printed.
Aug. 2003	Manchester United pays over $14 million for Ronaldo's transfer fee, the most expensive deal for a teenager at the time.
May. 2004	Ronaldo scores in the 2004 FA Cup Final, leading Manchester United to victory.
Jun. 2009	Real Madrid pays Manchester United a record fee of $131 million to sign Ronaldo.

Feb. 2016 Ronaldo and Portugal win a European Championship.

Jul. 2018 Juventus pays a transfer fee of $140 million to acquire Ronaldo.

Jan. 2020 Ronaldo becomes the first active "team-sport athlete" to surpass $1 billion in career earnings.

Jun. 2021 Forbes names Ronaldo the world's third highest-paid athlete.

Aug. 2021 Rally enters into an agreement to acquire #03RONALDO and offer it on the Rally platform.

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5 Ballon d'or titles
5 Champions League titles
3 UEFA Men's Player of the Year awards
2 Premier League Player of the Season awards

the "true Cristiano Ronaldo rookie" graded PSA GEM MT 10 open now ⚽

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